LENNING & CO., INC.
CERTIFIED PUBLIC ACCOUNTANTS

18377 Beach Blvd., Ste. 211
Huntington Beach, CA 92648
(714) 893-0646
Fax (714) 596-7152

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

U.S. Securities and Exchange Commission
Washington, DC 20549

Ladies and Gentlemen:

We hereby consent to the incorporation and use in this Registration Statement of Auscrete Corporation on Form S-1 of our audit report, dated April 27, 2011, relating to the accompanying audited financial statements (and related statements included there in) as of December 31, 2010 which appears in such Registration Statement.

April 27, 2011

Lenning & Co. Inc.